UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2011

RODMAN & RENSHAW CAPITAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33737	84-1374481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 Avenue of the Americas, New York, New York	10020
(Address Of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code (212) 356-0500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to Vote of Security Holders.

On May 6, 2010, Rodman & Renshaw Capital Group, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders. At that meeting, stockholders holding approximately 92% of the eligible votes:

•	Re-elected each incumbent director to serve until the next annual meeting of the Company’s stockholders or until their respective successors have been duly elected and qualified; and
•	Ratified the appointment of KPMG LLP as the Company’s independent auditors for the 2011 fiscal year.

The specific votes were as follows:

1. The election of directors:

NAME	VOTES
	FOR	WITHHELD
Wesley K. Clark	18,298,911	1,042,170
John J. Borer III	18,957,991	383,090
Peter F. Drake	19,026,596	314,485
Marvin I. Haas	18,932,278	408,803
Michael Vasinkevich	18,972,038	369,043
Winston Churchill	18,869,821	471,260
Sam Dryden	18,932,778	408,303
Edward Rubin	19,002,682	338,399
Richard M. Cohen	19,016,625	324,456
Mark L. Friedman	18,932,928	408,153

2.       The ratification of KPMG LLP:

VOTES
FOR	AGAINST	ABSTAIN
30,371,850*	14,112	148,764

*Including 11,193,645 broker non-votes.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rodman & Renshaw Capital Group, Inc.

Dated: May 10, 2011	By: /s/ David J. Horin
David J. Horin Chief Financial Officer